BLACKROCK GLOBAL ALLOCATION FUND, INC. (THE "REGISTRANT")
          -----------------------------------------------------------

77I:

Terms of new or amended securities

Effective June 8, 2016, the Registrant began offering Class K Shares. Reference is made to the Registrant's Prospectus and Statement of Additional Information, as filed with the Securities and Exchange Commission on Post-Effective Amendment No. 43 to the Registrant's Registration Statement on Form N-1A filed on June 8, 2016. A copy of the Registrant's Articles Supplementary is attached under sub-item 77Q1(a) and copy of the Registrant's Amended and Restated Plan Pursuant to Rule 18f-3 Under the Investment Company Act of 1940 is attached under sub-item 77Q1(d).